                                                Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-38334


                              PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED AUGUST 25, 2000)


        3,000,000 SHARES OF 6 3/4% CUMULATIVE CONVERTIBLE PREFERRED STOCK
           AND 7,050,000 SHARES OF COMMON STOCK ISSUABLE ON CONVERSION
                OF 6 3/4% CUMULATIVE CONVERTIBLE PREFERRED STOCK


                          RHYTHMS NETCONNECTIONS, INC.

                    -----------------------------------------


     You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

     SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR SERIES F PREFERRED STOCK OR COMMON STOCK.


                              SELLING STOCKHOLDERS

     The following tables update information contained in the prospectus, dated August 25, 2000, regarding the current holders of the Series F preferred stock, and the underlying common stock issuable upon conversion of the Series F preferred stock.

                                 PREFERRED STOCK


                                                              Shares owned            Shares           Shares owned
                                                               before the          offered for          after this
                                                                offering               sale              offering
                                                             --------------       --------------      ---------------
Augusta Partners, L.P.                                           75,000                 75,000               -0-
American Variable Insurance Series, Growth-Income
     Fund (1)                                                   188,000                188,000               -0-
Bear, Stearns & Co. Inc.                                         20,000                 20,000               -0-
BNP Arbitrage SNC                                                45,531                 45,531               -0-
BNP Copper Neff Convertible Strategies Fund, L.P.                 2,969                  2,969               -0-
Chase Securities, Inc. (2)                                       26,000                 26,000               -0-
CIBC World Markets International Arbitrage Corp.                 55,000                 55,000               -0-
Clinton Riverside Convertible Portfolio Limited                  40,000                 40,000               -0-
Dallas Police & Fire Pension System                              19,500                 19,500               -0-


                                                              Shares owned            Shares           Shares owned
                                                               before the          offered for          after this
                                                                offering               sale              offering
                                                             --------------       --------------      ---------------
D.E. Shaw Investments, L.P.                                      35,000                 35,000               -0-
D.E. Shaw Valence, L.P.                                          40,000                 40,000               -0-
Deutsche Bank Securities Inc.                                   620,000                620,000               -0-
Donaldson, Lufkin & Jenrette Securities Corp.                    47,000                 47,000               -0-
Fifth Third Bank                                                 10,000                 10,000               -0-
Goldman Sachs & Co. for the account of Ardsley O
     Sphere Fund, Ltd.                                          105,000                105,000               -0-
Goldman Sachs & Co. for the account of Ardsley
     Partners Fund I, L.P.                                       65,000                 65,000               -0-
Goldman Sachs & Co. for the account of Ardsley
     Partners Fund II, L.P.                                      95,000                 95,000               -0-
Goldman Sachs & Co. for the account of Ardsley
     Partners Institutional Fund, L.P.                           65,000                 65,000               -0-
Goldman Sachs & Co. for the account of HH Managed
     Account 1 Limited                                           60,000                 60,000               -0-
Grace Brothers, Ltd.                                             15,000                 15,000               -0-
Houston Firemen's Relief and Pension Fund "B"                     2,500                  2,500               -0-
Houston Municipal Employees Pension Fund                          4,500                  4,500               -0-
The Income Fund of America (1)                                  250,000                250,000               -0-
JMG Capital Partners, L.P.                                       15,000                 15,000               -0-
JMG Triton Offshore Fund, Ltd.                                   90,000                 90,000               -0-
J.M. Hull Associates                                              3,800                  3,800               -0-
JP Morgan Securities                                             75,000                 75,000               -0-
Lehman Brothers Inc.                                             20,000                 20,000               -0-
LLT Limited                                                       8,000                  8,000               -0-
Loomis Sayles High Yield Income Fund                              1,000                  1,000               -0-
Lyxor Master Fund                                                22,000                 22,000               -0-
McMahan Securities Company L.P.                                   5,550                  5,550               -0-
Morgan Stanley & Co.                                             10,000                 10,000               -0-
Philip J. Hempleman                                              30,000                 30,000               -0-
Quattro Fund, LLC                                                 4,500                  4,500               -0-
RAM Trading Ltd.                                                165,000                165,000               -0-
Sagamore Hill Hub Fund Ltd.                                     100,000                100,000               -0-
Salomon Smith Barney Inc. (3)                                    50,710                 50,710               -0-
SAM Investments LDC                                             200,000                200,000               -0-
San Diego County Employees Retirement Association                20,000                 20,000               -0-
Southport Management Partners, L.P.                              25,000                 25,000               -0-
Southport Partners International, Ltd.                           62,000                 62,000               -0-
St. Claire International                                          5,000                  5,000               -0-
State of Connecticut Fund "F"                                     7,500                  7,500               -0-
Triton Capital Investments, Ltd.                                 28,000                 28,000               -0-
White River Securities LLC                                       20,000                 20,000               -0-
Zurich HFR Master Hedge Fund Index Ltd.                           5,000                  5,000               -0-


                                  COMMON STOCK

                                                                Shares Owned            Shares           Shares owned
                                                                 Before the          offered for          after this
                                                                  Offering               sale              offering
                                                               --------------       --------------      ---------------
Augusta Partners, L.P.                                               176,250             176,250              -0- *
American Variable Insurance Series, Growth-Income
     Fund (1)                                                      7,180,000             441,800       6,738,200 (4)


                                                                Shares Owned            Shares           Shares owned
                                                                 Before the          offered for          after this
                                                                  Offering               sale              offering
                                                               --------------       --------------      ---------------
Bear, Stearns & Co. Inc.                                              47,000              47,000              -0- *
BNP Arbitrage SNC                                                    104,648             104,648              -0- *
BNP Copper Neff Convertible Strategies Fund, L.P.                      6,978               6,978              -0- *
Chase Securities, Inc. (2)                                            61,100              61,100              -0- *
CIBC World Markets International Arbitrage Corp.                     129,250             129,250              -0- *
Clinton Riverside Convertible Portfolio Limited                       94,000              94,000              -0- *
Dallas Police & Fire Pension System                                   45,825              45,825              -0- *
D.E. Shaw Investments, L.P.                                           82,250              82,250              -0- *
D.E. Shaw Valence, L.P.                                               94,000              94,000              -0- *
Deutsche Bank Securities Inc.                                      1,460,825           1,457,000            3,825 *
Donaldson, Lufkin & Jenrette Securities Corp.                        110,450             110,450              -0- *
Fifth Third Bank                                                      23,500              23,500              -0- *
Goldman Sachs & Co. for the account of Ardsley O
     Sphere Fund, Ltd.                                               246,750             246,750              -0- *
Goldman Sachs & Co. for the account of Ardsley
     Partners Fund I, L.P.                                           152,750             152,750              -0- *
Goldman Sachs & Co. for the account of Ardsley
     Partners Fund II, L.P.                                          223,250             223,250              -0- *
Goldman Sachs & Co. for the account of Ardsley
     Partners Institutional Fund, L.P.                               152,750             152,750              -0- *
Goldman Sachs & Co. for the account of HH Managed
     Account 1 Limited                                               141,000             141,000              -0- *
Grace Brothers, Ltd.                                                  35,250              35,250              -0- *
Houston Firemen's Relief and Pension Fund "B"                          5,875               5,875              -0- *
Houston Municipal Employees Pension Fund                              10,575              10,575              -0- *
The Income Fund of America (1)                                     7,325,700             587,500       6,738,200 (4)
JMG Capital Partners, L.P.                                            35,250              35,250              -0- *
JMG Triton Offshore Fund, Ltd.                                       211,500             211,500              -0- *
J.M. Hull Associates                                                   8,930               8,930              -0- *
JP Morgan Securities                                                 176,250             176,250              -0- *
Lehman Brothers Inc.                                                  47,000              47,000              -0- *
LLT Limited                                                           18,800              18,800              -0- *
Loomis Sayles High Yield Income Fund                                   2,350               2,350              -0- *
Lyxor Master Fund                                                     51,700              51,700              -0- *
McMahan Securities Company L.P.                                       12,925              12,925              -0- *
Morgan Stanley & Co.                                                  23,500              23,500              -0- *
Philip J. Hempleman                                                   70,500              70,500              -0- *
Quattro Fund, LLC                                                     28,200              10,575           17,625 *
RAM Trading Ltd.                                                     387,750             387,750              -0- *
Sagamore Hill Hub Fund Ltd.                                          235,000             235,000              -0- *
Salomon Smith Barney Inc. (3)                                        119,169             119,169              -0- *
SAM Investments LDC                                                  470,000             470,000              -0- *
San Diego County Employees Retirement Association                     47,000              47,000              -0- *
Southport Management Partners, L.P.                                   58,750              58,750              -0- *
Southport Partners International, Ltd.                               145,700             145,700              -0- *
St. Claire International                                              11,750              11,750              -0- *
State of Connecticut Fund "F"                                         17,625              17,625              -0- *
Triton Capital Investments, Ltd.                                      65,800              65,800              -0- *
White River Securities LLC                                            47,000              47,000              -0- *
Zurich HFR Master Hedge Fund Index Ltd.                               11,750              11,750              -0- *

* Represents less than one percent of total shares outstanding as of August 14, 2000.

(1) Capital Research and Management Company serves as the investment adviser to this selling stockholder.

(2) Chase Securities, Inc. served as co-underwriter for Rhythms Netconnections' private placements of 12 3/4% Senior Notes and 14% Senior Notes.

(3) Salomon Smith Barney Inc. served as co-underwriter for Rhythms Netconnections' private placements of Series F preferred stock, 12 3/4% Senior Notes and 14% Senior Notes.

(4) Includes a total of 6,738,200 shares of common stock, representing 8.5% of the total shares outstanding as of August 14, 2000, beneficially owned by other investment funds in which Capital Research and Management Company serves as investment adviser.



                                     GENERAL

     You should rely only on the information provided or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of these documents.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this prospectus supplement is September 15, 2000.